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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 1998 (except for the restated segment information in Note 14, as to which the date is March 23,
1999), relating to the consolidated financial statements of Roberts Pharmaceutical Corporation and Subsidiaries as of December 31, 1997 and for each of the two years in the periods ended December 31, 1997 and 1996, which report is included in the Corporation's 1998 Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 5, 1998, except for the restated segment information in Note 14, as to which the date is March 23, 1999, relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.
                                         PricewaterhouseCoopers LLP

Florham Park, New Jersey

August 5, 1999